                                                                     EXHIBIT 4.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE APPLICABLE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JANUARY 31, 2000, AND THE REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 31, 2000. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

                              INTIRA CORPORATION

          Series A Warrant for the Purchase of Shares of Common Stock

No. ____                                                        _________ Shares

     FOR VALUE RECEIVED, INTIRA CORPORATION (the "Issuer"), a Delaware
corporation, hereby certifies that [              ] or its registered
assigns (the "Holder") is entitled, subject to the provisions of this Series A Warrant (this "Warrant"), to purchase from the Issuer, at any time or from time to time during the Exercise Period, as hereinafter defined, an aggregate of [
] [(       )] fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Exercise Price. The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

     Section 1. Definitions. Terms defined in the Purchase Agreement dated as of January 31, 2000 among the Issuer and the Purchasers listed on the signature pages thereto (as amended from time to time, the "Purchase Agreement"), unless otherwise defined herein, are used herein as therein defined. The following additional terms, as used herein, have the following respective meanings:

     "Common Stock" means the authorized Common Stock, par value $.001 per share, of the Issuer, and any stock into which such Common Stock may thereafter be converted or changed.

     "Current Market Price" per share of Common Stock means on any record date the average of the current market value, determined as set forth below, of Common Stock for the 20 trading days prior to the date in question.

            (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on such trading day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

            (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices reported on such trading day (A) by the Nasdaq Stock Market or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

            (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as is reasonably determined in good faith by the Board of Directors of the Issuer, which determination shall be conclusive.

     "Exercisability Date" means the first day on or after which any of the following has occurred: (i) immediately prior to a Warrant Change of Control,
(ii) the 180th day (or such earlier date as determined by the Issuer in its sole discretion) following an Initial Public Equity Offering, (iii) other than in connection with an Initial Public Equity Offering or a registration effected in connection with the Reorganization or any benefit plan, employee compensation plan, or employee or director stock purchase plan, a class of equity securities of the Issuer becomes subject to registration under the Exchange Act, or (iv) February 2, 2005.

     "Exercise Period" means the period from and including the Exercisability Date to and including 5:00 p.m. (New York City time) on the tenth anniversary of the date hereof (or if such day is not a Business Day, the next succeeding Business Day).

     "Exercise Price" means an amount equal to $0.01 per share of Common Stock.

     "Initial Public Equity Offering" shall mean the first underwritten public offering (but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Issuer pursuant to an effective registration statement under the Securities Act.

     "Warrant Change of Control" means the occurrence of any of the following:
(i) any "person" or "group" is or becomes the "beneficial owner" (as such terms are used in Section 13(d)(3) of the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercis-able immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting or economic power represented by all of the outstanding Common Stock (treating convertible preferred stock as converted for this purpose) of the Issuer, (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Issuer or (iii) the Issuer consolidates or merges with or into any other Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets to any other Person, other than a consolidation or merger or disposition of assets (a) of or by the Issuer into, with or to a Restricted Subsidiary or (b) pursuant to a transaction in which the outstanding Common Stock (treating convertible preferred stock as converted for this purpose) of the Issuer is changed into or exchanged for securities or other property with the effect that the beneficial owners of such outstanding Equity Interests of the Issuer immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the voting or economic power represented by all of the outstanding Common Stock (treating convertible preferred stock as converted for this purpose) of the surviving corporation or the Person to whom the Issuer's assets are transferred immediately following such transaction.

     "Warrant Shares" means the shares of Common Stock and any other securities or property issuable or deliverable upon exercise of this Warrant, as adjusted from time to time.

     Section 2. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Issuer at its principal office at the address set forth on the signature page hereof (or at such other address as the Issuer may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of that portion of the Exercise Price represented by the number of shares of Common Stock specified in such form being exercised. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of shares of Common Stock as to which this Warrant is being exercised or
(b) by receiving from the Issuer the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of shares of Common Stock as to which this Warrant is being exercised. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Issuer of this Warrant and the Purchase Form annexed hereto, together with the applicable portion of the Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Issuer shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Issuer shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. The Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares.

     Section 3. Due Authorization; Reservation of Shares. (a) The Issuer represents and warrants that this Warrant has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer and entitles the Holder hereof or its assignees to purchase Warrant Shares upon payment to the Issuer of the Exercise Price applicable to such shares. The Issuer hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Issuer from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise and paid for, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

          (b) Assuming the veracity of the Holder's representations in Section 10(a) hereof, the Issuer represents and warrants that the execution and delivery by it of this Warrant do not require any action by or in respect of the Issuer (other than those that have been taken) or filing with any governmental body, agency or official and do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of incorporation or bylaws of the Issuer, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer.

     Section 4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Issuer shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of such fractional share.

     Section 5. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Issuer for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares. Subject to Section 10 hereof and
Section 9 of the Purchase Agreement, the Holder shall be entitled to assign its interest in this Warrant in whole or in part, without charge to the Holder hereof, to any person or persons. Upon surrender of this Warrant to the Issuer, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Issuer shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Issuer, together with a written notice specifying the names and denotations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer shall at its expense execute and deliver a new Warrant of like tenor and date.

     Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Issuer, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant; provided, however, that the Holder shall be entitled to receive all Distributions and Distribution Rights in respect of Common Stock as though this Warrant had been exercised.

     Section 7. Anti-dilution Provisions and Other Adjustments; Purchase Right. The number of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

          (a) Stock Dividends, Splits, Combinations, Reclassifications, etc. If the Issuer at any time (i) shall declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) shall subdivide shares of its Common Stock into a greater number of shares, (iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or (iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Issuer is the continuing corporation), other securities of the Issuer, the Holder shall be entitled to purchase the aggregate number and kind of shares of capital stock and other securities which, if the Warrant had been exercised immediately prior to such event, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Stock Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this Section 7, the Holder shall become entitled to receive any shares of the capital stock of the Issuer other than

     Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

          (c) Certain Distributions. If at any time the Issuer grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of any
                                         ---------
     Common Stock (the "Distribution Rights") or, without duplication, makes any dividend or otherwise makes any distribution, including, subject to applicable law, pursuant to any plan of liquidation, dissolution or winding up ("Distribution") on Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Issuer shall grant, issue, sell or make to each registered Holder of Warrants then outstanding the aggregate Distribution Rights or Distribution, as the case may be, which such Holder would have acquired if such Holder had held the maximum number of Warrant Shares acquirable upon complete exercise of such Holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the cashless exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.

          (d) Common Stock Defined. Whenever reference is made in this Section 7 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Issuer hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Issuer. However, subject to the provisions of Section 9 hereof, shares issuable upon exercise hereof shall include only Warrant Shares as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof.

     Section 8. Officers' Certificate. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted as required by the provisions of Section 7, the Issuer at its expense shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Issuer and by the secretary or any assistant secretary of the Issuer. Absent manifest error, the officers' certificate shall be conclusive evidence that the adjustment is correct. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any Holder of a Warrant executed and delivered pursuant to Section 4 hereof and the Issuer shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such Holder. The Issuer shall, upon the reasonable request in writing of the Holders of a majority of the Warrants (at the Issuer's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Issuer to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holders and the Issuer.

     Section 9.  Reclassification, Reorganization, Consolidation or Merger.

     (a) In case of any Reorganization Transaction (as hereinafter defined) or the Reorganization, the Issuer shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and highest amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Issuer (other than a subdivision or combination of the outstanding Common Stock and other then a change in the par value of the Common Stock) or any consolidation or merger of the Issuer with or into another corporation (other than a merger with a subsidiary in which merger the Issuer is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of the Issuer.

     (b) Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Issuer shall not effect any Reorganization Transaction unless, in connection with the consummation thereof, each Person (other than the Issuer) which may be required to deliver any stock, securities or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder, (a) the obligations of the Issuer under this Warrant, (b) the obligations of the Issuer under the Registration Rights and Stockholders Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities or property as, in accordance with the foregoing provisions of this Section 9, the Holder may be entitled to receive. Nothing in this Section 9 shall be deemed to authorize the Issuer to enter into any transaction not otherwise permitted by the Purchase Agreement.

     Section 10.  Transfer Restrictions.

          (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Issuer.
This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE APPLICABLE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JANUARY 31, 2000, AND THE REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 31, 2000. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

          Said legend shall be removed by the Issuer, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

          (b) Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder hereof agrees to comply with all of the applicable provisions of Section 9 of the Purchase Agreement. Each certificate representing this Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Issuer may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     Section 11. Market Stand-Off. The Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Issuer and an underwriter of Common Stock or other equity securities of the Issuer, following the effective date of a registration statement of the Issuer filed under the Securities Act, it shall not, to the extent requested by the Issuer and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Issuer held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Issuer may impose stop-transfer instructions with respect to the securities of Holder until the end of such period, and Holder agrees that, if so requested, Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section.

     Section 12. Listing on Securities Exchanges. The Issuer shall use all commercially reasonable efforts to list on each national securities exchange, if any, on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its commercially reasonable efforts to maintain such listing, so long as any other shares of its Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Issuer shall use its commercially reasonable efforts to so list on each national securities exchange, and shall use all reasonable efforts to maintain such listing of, any other shares of capital stock of the Issuer issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by the Issuer. Any such listing shall be at the Issuer's expense.

     Section 13. Availability of Information. The Issuer shall comply with the reporting requirements set forth in Section 6 of the Purchase Agreement.

     Section 14. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

     IN WITNESS WHEREOF, the Issuer has duly caused this Warrant to be executed by and attested by one of its duly authorized officers and to be dated as of February 2, 2000.

                              INTIRA CORPORATION

                              By:__________________________________
                                  Name:  David Boone
                                  Title: Chief Financial Officer

                              Address:
                              Intira Corporation
                              5667 Gibraltar Drive
                              Pleasanton, CA  94588
                              Attention:  David Boone
                              Telecopier: (925) 224-7964
                              Telephone:  (925) 224-7951

                                 PURCHASE FORM

Dated _________, __

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of _____ in payment of the exercise price thereof.

                    INSTRUCTIONS FOR REGISTRATION OF STOCK

Name________________________________________________________________________
                  (please typewrite or print in block letters)

Address ____________________________________________________________________

Signature __________________________________________________________________

                                ASSIGNMENT FORM

     FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto

Name________________________________________________________________________
                  (please typewrite or print in block letters)

Address ____________________________________________________________________

its right to purchase _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the same on the books of the Issuer, with full power of substitution in the premises.

Date _______, ____

Signature ________________________